Exhibit 99.3

N e w s R e l e a s e

September 14, 2006

Vision Bancshares, Inc. signs definitive agreement and plan of merger with Park National Corporation

Local bank to join successful community bank holding company

Gulf Shores, Ala. —Vision Bancshares, Inc. (Vision), the parent company of Vision Bank, today announced the signing of a definitive agreement and plan of merger that will merge Vision with and into Park National Corporation (Park) (AMEX:PRK), a community bank holding company based in Newark, Ohio with approximately $5.4 billion in assets as of June 30, 2006. Vision has two community bank affiliates, both named Vision Bank. One is headquartered in Gulf Shores, Ala. and the other in Panama City, Fla. They will become subsidiaries of Park and retain their name, local leadership and boards of directors.

“We are extremely pleased to join Park. This merger will help us expand our service menus, adding more options for large loans and consumer banking as well as trust and investment services,” Vision Chairman and Chief Executive Officer Danny Sizemore said. “We should fit well into Park’s banking model, which emphasizes shared resources and knowledge with independent, local leadership and autonomy. It’s amazing how much we have in common despite the miles between us. We share identical values and the same mission as the other Park banks: extraordinary personal service delivered by experienced professionals who operate with integrity and are devoted to their communities.”

Known for its successful financial performance and strong community banking model, Park is a family of 12 highly successful community banking divisions and two specialty finance companies. It operates 135 offices in Ohio and one office in northern Kentucky. The Vision bank subsidiaries will be Park’s first affiliates based outside of Ohio.

“We are delighted to attract and welcome these outstanding community banks into the Park organization,” said C. Daniel DeLawder, Park’s Chairman and Chief Executive Officer. “It’s a new and exciting step for us to join with banks based outside of Ohio. We understand our responsibility to leverage our resources to create even more value for our customers, associates, shareholders and communities. It will be mutually beneficial to collaborate with the two high-quality Vision Banks that are operating in more robust and diverse markets than Ohio.”

“This kind of partnership will help and strengthen us all. We all look forward to learning from each other. It is remarkable how the behavior of Vision’s associates aligns so perfectly with our cultural approach to delivering extraordinary service,” Mr. DeLawder added.

Park National Corporation

50 N. Third Street, Newark, Ohio 43055

www.parknationalcorp.com

N e w s R e l e a s e

The merger transaction is expected to close in the first quarter of 2007, and is subject to the satisfaction of customary conditions in the agreement and plan of merger and approvals of regulators and Vision’s shareholders. Vision currently has 6,066,624 shares outstanding and outstanding stock options covering 884,834 shares. The weighted average exercise price of Vision’s outstanding stock options is $8.09 per share. Under the agreement and plan of merger, Vision’s shareholders will have the option of receiving cash or Park common shares for their Vision shares (or any combination thereof), subject to the allocation and election procedures in the agreement and plan of merger. Park will allocate their requests so that 50 percent of the total Vision shares outstanding at the time of merger will be exchanged for cash at the rate of $25.00 per share and the other 50 percent of the Vision shares will be exchanged for Park common shares at the exchange rate of 0.2475 Park common shares for each Vision share. Each outstanding stock option granted under one of Vision’s equity-based compensation plans will be cancelled and extinguished and converted into the right to receive an amount of cash equal to the product of (1) (a) $25.00 minus (b) the exercise price of the stock option, multiplied by (2) the number of Vision shares of common stock subject to the unexercised portion of the stock option. Park’s closing price as of September 14, 2006 was $105.00. Vision’s closing price as of September 14, 2006 was $20.15.

Vision was established in 2000. Fifteen Vision Bank offices stretch along the Gulf Coast from Mobile Bay, Ala. to Port St. Joe, Fla. Its 185 associates provide full-service community banking and specialize in commercial banking. Vision’s net income for the four quarters ended June 30, 2006 was approximately $8.8 million. At June 30, 2006, the two Vision Bank affiliates had $595 million in deposits and $553 million in loans.

Park’s significant subsidiaries and divisions include The Park National Bank, The Park National Bank of Southwest Ohio & Northern Kentucky Division, Fairfield National Division, The Richland Trust Company, Century National Bank, The First-Knox National Bank of Mount Vernon, Farmers and Savings Division, United Bank, N.A., Second National Bank, The Security National Bank and Trust Co., Unity National Division, The Citizens National Bank of Urbana, Scope Aircraft Finance (Scope Leasing, Inc.), and Guardian Financial Services Company. For more information, visit www.parknationalcorp.com.

MEDIA CONTACTS:

Danny Sizemore, Vision Chairman & CEO, 251.928.3177

William E. Blackmon, Vision Executive Vice President and Chief Financial Officer, 251.968.1001

Bethany White, Park Communication Specialist, 740.349.3754 or bbwhite@parknationalbank.com

Safe Harbor Statement

Except for the historical and present factual information contained in this press release, the matters discussed in this press release, including statements as to the expected benefits of the merger transaction such as efficiencies, market profile, product offerings and financial strength, and the competitive ability and position of the combined organizations, and other statements identified by words such as “will,” “expected,” “plans,” and similar expressions are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those set forth in the forward-looking statements, including the following: the ability to obtain regulatory approvals and Vision shareholder approval of the merger transaction on the proposed terms and schedule; the possibility that costs or difficulties related to the integration of the businesses of Vision and Park will be greater than expected or that the cost savings and any revenue synergies of the combined organizations following the merger transaction may be lower or take longer to realize than expected; disruptions from the merger transaction may make it more difficult to maintain relationships with customers, employees or suppliers; the impact of competition; and other risk factors relating to our industry as detailed from time to time in each of Park’s and Vision’s reports filed with the Securities and Exchange Commission (the “SEC”). Forward-looking statements speak only as of the date on which they are made, and Park and Vision undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the forward-looking statement is made, except as required by applicable law. All subsequent written and oral forward-looking statements attributable to Park or Vision or any person acting on Park’s or Vision’s behalf are qualified by these cautionary statements. Further information on other factors which could affect the financial results of Park after the merger transaction are included in Park’s filings with the SEC. These documents are available free of charge through the website maintained by the SEC at http://www.sec.gov and/or from Park.

Park National Corporation

50 N. Third Street, Newark, Ohio 43055

www.parknationalcorp.com

N e w s R e l e a s e

Additional Information And Where To Find It

Park intends to file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 containing a proxy statement/prospectus that will be mailed to the shareholders of Vision in connection with the merger transaction. Investors and shareholders of Vision are urged to read the proxy statement/prospectus when it becomes available because it will contain important information about Park, Vision and the merger transaction. Investors and shareholders of Vision will be able to obtain a copy of the proxy statement/prospectus (when it is available), as well as other filings containing information about Park and Vision, free of charge, through the website maintained by the SEC at http://www.sec.gov. Copies of the proxy statement/prospectus, and the filings with the SEC that will be incorporated by reference in the proxy statement/prospectus, can also be obtained, free of charge, by directing a request to Park National Corporation, 50 North Third Street, P.O. Box 3500, Newark, Ohio 43058-3500, Attn: John W. Kozak, Chief Financial Officer (740.349.3792), or to Vision Bancshares, Inc., 2200 Stanford Road, Panama City, Florida 32405, Attn: William E. Blackmon, Chief Financial Officer, (251.968.1001).

Park and Vision and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Vision in respect of the proposed merger transaction. Information about the directors and executive officers of Park is set forth in the proxy statement for Park’s 2006 annual meeting of shareholders, as filed with the SEC on March 10, 2006. Information about directors and executive officers of Vision and their ownership of Vision common stock is set forth in the proxy statement for Vision’s 2006 annual meeting of shareholders, as filed with the SEC on April 6, 2006. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the registration statement on Form S-4, in the proxy statement/prospectus contained therein, and in other relevant materials to be filed with the SEC when they become available.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification of the securities under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Park National Corporation

50 N. Third Street, Newark, Ohio 43055

www.parknationalcorp.com